Exhibit 99.1

Internet Capital Group Announces Fourth Quarter and Year-End Financial Results for 2007

Core Partner Companies Achieve Record Annual Aggregate Revenue Growth of 31%

WAYNE, Pa.--(BUSINESS WIRE)--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the fourth quarter and fiscal year ended December 31, 2007.

“2007 was an important year of progress for our core partner companies, and we are very pleased with the aggregate revenue growth this group reported,” said Walter Buckley, ICG’s Chief Executive Officer. “The strong performance demonstrated by our core companies is a direct result of their execution, new product and services offerings and proven savings to customers. ICG helped build these companies by enhancing management teams at Freeborders, ICG Commerce, StarCite and WhiteFence and facilitating important M&A activity, such as the Metastorm acquisition of ProForma. We believe our collective efforts to build market leaders will increase shareholder value.”

ICG Financial Results

ICG’s financial statements reflect the consolidated results of two partner companies, ICG Commerce and Investor Force, for the three months and full fiscal year ended December 31, 2007, versus the results of three partner companies, ICG Commerce, Investor Force and StarCite, for the three months and full fiscal year ended December 31, 2006.

ICG reported consolidated revenue of $14.1 million for the fourth quarter of 2007, versus $17.0 million for the comparable 2006 period. ICG reported consolidated revenue of $52.9 million for the fiscal year ended December 31, 2007, versus $64.7 million for the comparable 2006 period.

ICG reported a net loss of ($3.0) million, or ($0.08) per diluted share, for the fourth quarter of 2007, versus net income of $14.9 million, or $0.37 per diluted share, for the comparable 2006 period. ICG reported a consolidated net loss of ($30.6) million, or ($0.81) per diluted share, for the full fiscal year 2007, versus net income of $15.6 million, or $0.41 per diluted share, for the full comparable 2006 period.

As of December 31, 2007, ICG’s corporate cash balance was $69.1 million and the value of its holdings in Blackboard (Nasdaq:BBBB) was $84.3 million, net of $3.7 million in hedge positions. The value of its holdings in GoIndustry (LSE.AIM:GOI) at December 31, 2007 was $18.2 million.

ICG Core Partner Company Information

Set forth below is pro forma information relating to the following eight core companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. Our ownership positions in these eight companies ranged from 26% to 80% and averaged 45% at December 31, 2007. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the GAAP results.

In the fourth quarter of 2007, aggregate pro forma revenue of ICG’s eight private core companies grew 30% year-over-year, to $62.1 million from $47.7 million in the fourth quarter of 2006. Aggregate pro forma EBITDA (loss) for the core companies was $(7.7) million in the fourth quarter of 2007, versus $(8.6) million in the fourth quarter of 2006.

In 2007, annual aggregate pro forma revenue of ICG’s eight core companies grew 31% year-over-year, to $232.1 million from $176.6 million in 2006. Annual aggregate pro forma EBITDA (loss) for the core companies improved 39% to $(19.0) million in 2007 from $(30.9) million in 2006.

“As we look out to 2008, we plan to grow aggregate revenues of our core companies by at least 25%, improve EBITDA performance, deploy capital in new and existing partner companies and strategically monetize assets,” said Kirk Morgan, ICG’s Chief Financial Officer. “Above all, we will continue to work aggressively to build long-term shareholder value.”

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial-in number is 201-689-8035.

For those unable to participate in the conference call, a replay will be available from February 14, 2008 at 11:00 a.m. ET until February 21, 2008 at 11:59 p.m. ET. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code 286, followed by the conference ID number 229385. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue	$14,062	$17,012	$52,923	$64,749

Operating Expenses
Cost of revenue	10,088	12,756	39,523	42,439
Selling, general and administrative	7,568	10,638	32,781	42,108
Research and development	1,371	1,747	6,033	8,755
Amortization of intangibles	32	287	129	1,695
Impairment related and other	13	29	59	178
Total operating expenses	19,072	25,457	78,525	95,175
	(5,010)	(8,445)	(25,602)	(30,426)

Other income (loss), net	6,378	20,789	(167)	34,605
Interest income	1,250	2,630	5,338	9,519
Interest expense	(13)	(510)	(300)	(2,174)
Income (loss) before income taxes, minority interest and equity loss	2,605	14,464	(20,731)	11,524

Income tax benefit (expense)	556	-	3,992	40
Minority interest	(351)	734	(468)	1,232
Equity loss	(6,023)	(262)	(14,416)	(5,461)
Income (loss) from continuing operations	(3,213)	14,936	(31,623)	7,335
Income (loss) on discontinued operations	191	3	995	8,289
Net income (loss)	$(3,022)	$14,939	$(30,628)	$15,624

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.08)	$0.40	$(0.83)	$0.20
Income (loss) on discontinued operations	-	-	0.02	0.22
	$(0.08)	$0.40	$(0.81)	$0.42

Shares used in computation of basic net income (loss) per share	38,086	37,703	37,916	37,570

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.08)	$0.37	$(0.83)	$0.19
Discontinued operations	-	-	0.02	0.22
	$(0.08)	$0.37	$(0.81)	$0.41

Shares used in computation of diluted income (loss) per share	38,086	41,184	37,916	38,106
Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006

ASSETS
Cash, cash equivalents and short-term investments	$82,036	$120,841
Other current assets	14,868	8,830
Total current assets	96,904	129,671
Marketable securities	88,029	65,718
Fixed assets, net	1,723	1,847
Ownership interests in partner companies	132,473	137,911
Goodwill	17,084	17,084
Intangibles, net	139	182
Other assets	618	2,014
Total assets	$336,970	$354,427

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of senior convertible notes	$-	$26,590
Other current liabilities	17,939	24,142
Total current liabilities	17,939	50,732
Hedges of marketable securities	3,653	-
Minority interest and other liabilities	6,170	5,157
Total liabilities	27,762	55,889
Stockholders' equity	309,208	298,538
Total liabilities and stockholders' equity	$336,970	$354,427
Internet Capital Group
2007 Pro Forma Core Partner Company Information

		Three Months Ended
		Mar 31, 2006	Jun 30, 2006	Sep 30, 2006	Dec 31, 2006	Mar 31, 2007	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007

Aggregate Pro Forma Core Company Information: (1)
Aggregate Revenue		$40,544	$43,632	$44,739	$47,693	$53,141	$56,087	$60,806	$62,057
Aggregate EBITDA (loss)		$(6,018)	$(8,448)	$(7,827)	$(8,623)	$(3,725)	$(3,691)	$(3,845)	$(7,695)
Aggregate Net Loss		$(8,236)	$(10,761)	$(10,651)	$(10,880)	$(6,114)	$(6,200)	$(6,675)	$(13,016)

Components of Aggregate Pro Forma Core Company Information

Consolidated Core Companies (Ownership %):
	Revenue	$10,023	$10,007	$10,417	$10,255	$11,782	$12,520	$14,559	$14,062
ICG Commerce Holdings, Inc. (65%) Investor Force Holdings, Inc. (80%)	Expenses other than interest, taxes, depreciation and amortization	(11,455)	(11,151)	(11,948)	(12,859)	(13,407)	(14,009)	(14,350)	(13,636)
	EBITDA (loss)	(1,432)	(1,144)	(1,531)	(2,604)	(1,625)	(1,489)	209	426
	Interest	106	113	(42)	166	118	90	84	87
	Taxes	-	-	-	-	-	-	-	(318)
	Depreciation/ Amortization	(500)	(544)	(285)	(305)	(326)	(347)	(364)	(335)
	Net loss	$(1,826)	$(1,575)	$(1,858)	$(2,743)	$(1,833)	$(1,746)	$(71)	$(140)

Equity Method Core Companies (Ownership %):
	Revenue	$30,521	$33,625	$34,322	$37,438	$41,359	$43,567	$46,247	$47,995
Channel Intelligence, Inc. (41%) Freeborders, Inc. (32%)	Expenses other than interest, taxes, depreciation and amortization	(35,107)	(40,929)	(40,618)	(43,457)	(43,459)	(45,769)	(50,301)	(56,116)
Metastorm Inc. (32%)	EBITDA (loss)	$(4,586)	$(7,304)	$(6,296)	$(6,019)	$(2,100)	$(2,202)	$(4,054)	$(8,121)
StarCite, Inc. (26%)	Interest	(269)	(85)	(190)	(78)	71	151	(72)	(64)
Vcommerce Corporation (48%)	Taxes	(7)	(5)	(33)	(9)	28	(18)	-	(183)
WhiteFence, Inc. (35%)	Depreciation/ Amortization	(1,548)	(1,792)	(2,274)	(2,031)	(2,280)	(2,385)	(2,478)	(4,508)
	Net loss	$(6,410)	$(9,186)	$(8,793)	$(8,137)	$(4,281)	$(4,454)	$(6,604)	$(12,876)
Reconciliation of Aggregate Pro Forma
Core Company Information to GAAP Results
	Three Months Ended
	Mar 31, 2006	Jun 30, 2006	Sep 30, 2006	Dec 31, 2006	Mar 31, 2007	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007
Revenue

Aggregate Pro Forma Core Company Revenue	$40,544	$43,632	$44,739	$47,693	$53,141	$56,087	$60,806	$62,057
Non-consolidated partner companies	(25,369)	(27,646)	(28,163)	(30,681)	(41,359)	(43,567)	(46,247)	(47,995)
Consolidated Revenue	$15,175	$15,986	$16,576	$17,012	$11,782	$12,520	$14,559	$14,062

Net Income (Loss)

Aggregate Pro Forma Core Company EBITDA (loss)	$(6,018)	$(8,448)	$(7,827)	$(8,623)	$(3,725)	$(3,691)	$(3,845)	$(7,695)
Interest, Taxes, Depreciation/ Amortization	(2,218)	(2,313)	(2,824)	(2,257)	(2,389)	(2,509)	(2,830)	(5,321)
Aggregate Pro Forma Core Company Net Income (Loss)	(8,236)	(10,761)	(10,651)	(10,880)	(6,114)	(6,200)	(6,675)	(13,016)
Amount attributable to other stockholders	(5,328)	(7,163)	(6,815)	(7,364)	(1,428)	(2,045)	(3,358)	(6,511)
ICG's share of net income (loss) of Core Partner Companies	(2,908)	(3,598)	(3,836)	(3,516)	(4,686)	(4,155)	(3,317)	(6,505)
Other holdings/ disposed equity method companies	151	(10)	(737)	723	(275)	584	(311)	-
Corporate general and administrative	(3,153)	(3,284)	(3,519)	(3,293)	(4,317)	(3,567)	(3,476)	(3,592)
Corporate stock-based compensation	(2,100)	(1,911)	(1,852)	(1,761)	(1,716)	(1,738)	(1,651)	(1,623)
Corporate interest income (expense), net	1,797	1,243	2,074	1,972	1,114	1,036	1,359	1,150
Other income(loss)/ restructuring/ impairments	135	(1,853)	15,720	20,811	(11,863)	3,586	1,547	6,492
Income taxes	643	1,004	(1,607)	-	2,148	494	794	865
Income (loss) on discontinued operations	527	639	7,120	3	-	(220)	1,024	191
Consolidated net income (loss)	$(4,908)	$(7,770)	$13,363	$14,939	$(19,595)	$(3,980)	$(4,031)	$(3,022)
(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.

INTERNET CAPITAL GROUP, INC.

December 31, 2007

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Minority interest” in the Company’s Consolidated Balance Sheets and Statements of Operations. Minority interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three and twelve months ended December 31, 2007, the Company accounted for two of its partner companies under this method: ICG Commerce and Investor Force. During the three and twelve months ended December 31, 2006, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and StarCite.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets.

When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company guaranteed obligations of the partner company or has committed additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended December 31, 2007, the Company accounted for seven of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended December 31, 2007, the Company accounted for eight of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q4		FY
Gains (losses):	2007	2006	2007	2006

Other income (loss):
Loss on convertible note repurchases	$—	$—	$(10.8)	$(2.5)
Marked to market gains (charges) on Blackboard hedges	5.6	—	(3.6)	—
Sales of partner companies	0.5	20.7	9.8	36.5
Other, net	0.3	0.1	4.4	0.6
Other Income (Loss)	$6.4	$20.8	$(0.2)	$34.6

Income tax benefit (expense)	$0.6	$—	$4.0	$—

ICG’s share of Partner Company charges, net	$(0.4)	$(1.4)	$(0.4)	$(1.6)

Discontinued Operations	$0.2	$—	$1.0	$8.3
	$6.8	$19.4	$4.4	$41.3

Stock-based compensation	$(1.7)	$(1.8)	$(7.3)	$(7.7)

Aggregate Pro Forma Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. ICG calculates aggregate pro forma EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “aggregate EBITDA.” These non-GAAP measures are considered pro forma because management has updated its results to include Metastorm’s 2007 acquisitions and to exclude Marketron as if Metastorm’s 2007 acquisitions and the disposition of Marketron occurred on January 1, 2006. Additionally, ICG does not include certain lines of business within ICG’s core companies that ICG does not consider core to the business of ICG’s core companies and/or the core company is in the process of disposition. ICG refers to the aggregate pro forma revenue of its core partner companies as “aggregate revenue.” ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by ICG’s management to evaluate the performance for core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management, and review results on a comparable basis for all periods presented.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

Represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate expenses increased during the three months ended December 31, 2007 versus prior periods due to increased payroll expenses, investor relations/marketing expenses and a 401(k) employer match program. ICG’s corporate operating expenses for the twelve months ended December 31, 2007 were approximately $14.8 million.

Corporate interest income (expense), net related primarily to the interest income on cash balances during the three and twelve months ended December 31, 2007.

Discontinued Operations

Investor Force (a consolidated partner company) sold its database division in August 2006 for $10.0 million ($9.0 million was received in August 2006 and $1.0 million, which was held in escrow, was received in August 2007) and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.

CONTACT:
Internet Capital Group, Inc.
Investor inquiries:
Karen Greene
Investor Relations
610-727-6900
IR@internetcapital.com